UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2024

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange
5.75% Series E Cumulative Redeemable Perpetual Preference Shares	TRTN PRE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2024, TIF Funding LLC (the "Borrower"), a wholly-owned subsidiary of Triton International Limited ("Triton"), Wells Fargo Bank, National Association ("Wells Fargo"), as Administrative Agent, certain lenders party thereto (the "Lenders") and Wilmington Trust, National Association ("Wilmington Trust"), as Collateral Agent and Securities Intermediary, entered into Amendment Number 5 to Loan and Security Agreement (the "Amendment") that, among other things, amended the Loan and Security Agreement (the "Loan Agreement") relating to the Borrower’s $1.125 billion asset-backed warehouse facility (the "Facility"), which was initially entered into on December 13, 2018. As of the date of the Amendment, there was $240 million outstanding under the Facility.

Pursuant to the Amendment, the interest rate benchmark for the Facility was amended from term SOFR to daily compounded SOFR (“Compounded SOFR”). Additionally, the revolving period of the Facility was extended until January 22, 2027, during which period borrowings under the Facility will bear interest at Compounded SOFR plus 1.60%, after which any borrowings will convert to term notes with a maturity date of January 22, 2031, paying interest at Compounded SOFR plus 2.60%. The Amendment also provides for, among other things, the addition of new Lenders, the modification of certain existing Lenders’ commitments and amends certain definitions in the Loan Agreement.

During the revolving period, the borrowing capacity under the Facility is determined by applying an advance rate against the net book value of designated eligible equipment. The Facility is secured primarily by a pool of intermodal containers and related assets. The Facility contains affirmative and negative covenants and representations and warranties customary for financings of this type. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations.

Wilmington Trust serves or has served as the trustee with respect to certain other asset-backed securitization transactions involving Triton's subsidiaries. In addition, from time to time, the Lenders that provide funding to the Borrower pursuant to the Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, trustee and financial advisory services for Triton and its subsidiaries for which they have or will receive customary compensation.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Loan and Security Agreement as amended by the Amendment, a copy of which is expected to be filed as an exhibit to Triton’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: January 22, 2024	By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Senior Vice President, General Counsel and Secretary

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